                                                                    Exhibit 23.1



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Applied Power Inc. on Form S-8 of our report dated September 25, 1997, appearing in the Annual Report on Form 10-K of Applied Power Inc. for the year ended August 31, 1997. We also consent to the incorporation by reference in this Registration Statement of our report dated May 9, 1997 relating to Versa Technologies, Inc. appearing in the Current Report on Form 8-K of Applied Power Inc. dated October 3, 1997.



/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Milwaukee, Wisconsin
February 12, 1998